Exhibit 7.05

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated July 8, 2012, is by and among Thomcorp Holdings Inc., a Delaware corporation (“Parent”), CB Transaction Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Philip Z. Weisberg (the “Stockholder”), in his individual capacity and in his capacity as the sole trustee of Philip Z. Weisberg 2012 Grantor Retained Annuity Trust (the “Trust”).

WHEREAS, Parent, Merger Sub, FX Alliance Inc., a Delaware corporation (the “Company”) and, solely with respect to Section 9.13 therein, Thomson Reuters Corporation, a corporation under the Laws of the Province of Ontario, Canada, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, the “Merger Agreement”), which provides, among other things, for Merger Sub (i) to commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (collectively, the “Common Stock”) at a price per share of $22.00 net to the seller in cash, without interest (such amount to be paid per share, as it may be amended from time to time in accordance with the terms of the Merger Agreement (but subject to ArticleV), the “Offer Price”), other than shares of Common Stock directly owned by Parent or Merger Sub or held by the Company as treasury shares and (ii) to merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), in each case, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, the Stockholder, Parent and Merger Sub are executing this agreement concurrently with the execution of the Merger Agreement;

WHEREAS, the Stockholder is the beneficial owner of 1,045,714 shares of Common Stock (including shares that may be deemed to be beneficially owned by the Stockholder in his capacity as trustee of the Trust) as of the date of this Agreement (subject to Section 6.5, such shares of Common Stock, together with any and all other outstanding shares of capital stock of the Company beneficial ownership of which is acquired by the Stockholder after the execution and delivery of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement pursuant to Article V, including any outstanding shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, prior to the consummation of the Offer, Stockholder intends to donate to charity up to 20,000 shares of Common Stock (such shares, the “Charity Shares;” the Securities excluding the Charity Shares, the “Covered Securities”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have requested the Stockholder to, and the Stockholder (in Stockholder’s capacity as beneficial holder of or trustee with respect to the Covered Securities) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

TENDER OF THE COVERED SECURITIES

Section 1.1                                   Tender of the Covered Securities.  This Section 1.1 shall have no force or effect and shall not be binding on the parties until the earlier of (i) the expiration of the Lock-Up Period (as defined in the letter agreement, dated January 20, 2012, by the Stockholder to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the “Lock-Up Agreement”)) in accordance with the Lock-Up Agreement or (ii) the effectiveness of a waiver of or amendment (the “Lock-Up Waiver”) to the Lock-Up Agreement expressly permitting the Stockholder to take the actions contemplated by this Agreement (such earlier date, the “Effective Date”).  From and after the Effective Date, the Stockholder agrees to (i) tender the Covered Securities (or to cause the Covered Securities to be tendered) into the Offer, (ii) not withdraw the Covered Securities (or to not cause the Covered Securities to be withdrawn) from the Offer at any time (unless this Agreement is terminated in accordance with Article V hereof (the “Termination Date”)) and (iii) use reasonable best efforts to take all actions (or to cause all actions to be taken by its affiliates) necessary to effectuate the foregoing. Merger Sub shall pay Stockholder for Covered Securities (and any other shares of Common Stock) tendered into the Offer at the Acceptance Time in accordance with the Merger Agreement.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Stockholder or any of its affiliates to exercise any stock option or other equity award or require the Stockholder to purchase any shares of Common Stock. If the Offer is terminated or withdrawn by Parent or Merger Sub, or the Merger Agreement is terminated prior to the purchase of the Covered Securities tendered in the Offer, Parent and Merger Sub shall promptly return, and shall cause any depository or paying agent acting on behalf of Parent or Merger Sub to return, as soon as practicable (and in any event in accordance with applicable law) all tendered Covered Securities to the Stockholder.

ARTICLE II

VOTING; RESTRICTIONS ON COVERED SECURITIES

Section 2.1                                   Voting.  From and after the date hereof until the earlier of (i) the Acceptance Time and (ii) the termination of this Agreement in accordance with its terms, the Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Stockholder will (a) appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat (including by proxy) for purposes of calculating a quorum and (b) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Covered Securities beneficially owned by the Stockholder and entitled to vote thereat as of the relevant time, as follows (in each case, to the extent such matter is submitted to a vote or written consent of the Company’s stockholders):

(i)                                     in favor of the adoption of the Merger Agreement and the approval of the Merger, including each other action, agreement and transaction in furtherance of the Offer, the Merger Agreement, and the Merger, to the extent contemplated thereby;

(ii)                                  against approval of any proposal made in opposition to, or in competition with, consummation of the Offer or the Merger and the transactions contemplated by the Merger Agreement; and

(iii)                               against any other action, agreement, proposal or transaction that would reasonably be expected to compete with, impede, interfere with, delay or postpone or inhibit the consummation of the Offer or the Merger in accordance with the Merger Agreement, including, without limitation: (i) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement, who are nominated for election by a majority of the board of directors of the Company, or as otherwise provided in the Merger Agreement; or (ii) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except as may be contemplated by the Merger Agreement or as may be approved in writing by Parent.

Except as set forth in this Section 2.1, nothing in this Agreement shall limit the right of the Stockholder to vote any shares of Common Stock in favor of, or against, or to abstain from voting with respect to, any matter presented to the Company’s stockholders, in its sole discretion.

Section 2.2                                   Restrictions on Transfer.  This Section 2.2 shall have no force or effect and shall not be binding on the parties until the Effective Date. Except as contemplated by this Agreement, the Stockholder hereby agrees that, from the Effective Date until the Termination Date, the Stockholder shall not (i) directly or indirectly, sell, transfer, tender in any tender or exchange offer (other than the Offer), assign, pledge, hypothecate, gift, place in trust or otherwise dispose of or limit its right, title or interest or right to vote in any manner any of the Covered Securities (each, a “Transfer”), or agree in writing to conduct a Transfer, (ii) grant any proxies or powers of attorney with respect to any of the Covered Securities, deposit any of the Covered Securities into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Covered Securities, in each case, in contravention of the obligations of Stockholder under this Agreement or (iii) cause any of the Covered Securities to be, or become subject to, any liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents or the Lock-Up Agreement (collectively, “Liens”), in each case, other than (a) any Transfer to any of the Stockholder’s Affiliates; provided, however, that prior to and as a condition to the effectiveness of any Transfer, (x) each proposed transferee agrees to be bound in writing by this Agreement, and (y) this Agreement shall be the legal, valid and binding agreement of such proposed transferee, enforceable against such person in accordance with its terms or (b) as Parent and Merger Sub may otherwise agree in writing. For the avoidance of doubt, nothing in this Section 2.2 shall restrict the Stockholder from donating or otherwise transferring the Charity Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER

Section 3.1                                   Representations and Warranties.  The Stockholder represents and warrants to Parent and Merger Sub as follows: (i) the Stockholder has the capacity to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder, including in Stockholder’s capacity as the trustee of the Trust, and has the power to vote and the power to dispose of the Covered Securities with no restriction on its voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement, the Lock-Up Agreement or that may exist pursuant to the securities Laws, (ii) this Agreement has been duly executed and delivered by the Stockholder (including in the Stockholder’s capacity as the trustee of the Trust) and the execution, delivery and performance of this Agreement by the Stockholder (including in the Stockholder’s capacity as the trustee of the Trust) have been duly authorized by all necessary action on the part of the Stockholder (or the Trust) and no other actions or proceedings on the part of the Stockholder (or the Trust) are necessary to authorize this Agreement or the Stockholder’s performance hereunder (including in the Stockholder’s capacity as trustee of the Trust), (iii) assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of the Stockholder and the Trust, enforceable against the Stockholder (including in his capacity as the trustee of the Trust) and the Trust in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles), (iv) the Stockholder is the beneficial owner of 1,045,714 shares of Company Common Stock (including shares that may be deemed to be beneficially owned by the Stockholder in his capacity as trustee of the Trust) free and clear of all Liens as of the date hereof except as set forth in the Lock-Up Agreement, (v) assuming any notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by Parent are Merger Sub are obtained or made, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Stockholder to notify, file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Authority other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon the Stockholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Stockholder’s ability to satisfy its obligations under this Agreement; and (vi) assuming the Lock-Up Agreement constitutes the valid and binding agreement of the other parties thereto, the Lock-Up Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

Section 3.2                                   Covenants.  From and after the execution and delivery of this Agreement until the Termination Date, the Stockholder (on behalf of himself and in his capacity as trustee of the Trust) hereby: (i) agrees to promptly after the public announcement of the Merger Agreement request the Lock-Up Waiver from the counterparties to the Lock-Up Agreement; (ii) agrees to (a) use its reasonable best efforts to obtain the Lock-Up Waiver promptly after the public announcement of the Merger Agreement (subject to Section 6.1), (b) keep Parent informed of any material communication received from or given to the counterparties to the Lock-Up Agreement with respect to obtaining the Lock-Up Waiver and (c) use its reasonable best efforts to give Parent the opportunity to participate in any discussions with the counterparties to the Lock-Up Agreement with respect to obtaining the Lock-Up Waiver; (iii) agrees not to exercise any rights of appraisal or rights of dissent from the Merger that the Stockholder may have with respect to the Covered Securities; (iv) agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement, the Stockholder’s identity and ownership of Company Common Stock and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; and (v) agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby. In addition, subject to Section 6.5, the Stockholder agrees that prior to the Termination Date it shall not take any of the actions described in Section 5.2(b) of the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.1                                   Representations and Warranties of Parent and Merger Sub.  Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Stockholder as follows: (i) Parent and Merger Sub have all necessary corporate power to execute and deliver this Agreement and to perform their respective obligations hereunder, (ii) this Agreement has been duly executed and delivered by Parent and Merger Sub, and the execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or Parent’s or Merger Sub’s performance hereunder, (iii) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Parent or Merger Sub to notify, file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Authority other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon Parent or Merger Sub, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Parent or Merger Sub’s ability to satisfy their respective obligations under this Agreement, and (iv) assuming this Agreement constitutes a valid and binding agreement of the Stockholder, this Agreement constitutes a valid and binding agreement of Merger Sub and Parent, enforceable against Merger Sub and Parent in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

ARTICLE V

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) the Outside Date (as may be extended in accordance with the Merger Agreement as in effect on the date hereof), (ii) the date of termination of the Merger Agreement in accordance with its terms, (iii) the date the Company Board or any committee thereof effects a Company Board Recommendation Change, (iv) the date on which the Company pays Parent, Merger Sub or their designee the Termination Fee, (v) the entry without the prior written consent of the Stockholder into any amendment or modification to the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that (a) adversely affects, or is reasonably likely to adversely affect, the Stockholder relative to other stockholders of the Company, or (b) results in (1) a decrease in the Offer Price or Merger Consideration (each as defined in the Merger Agreement on the date hereof), (2) a change in the form of consideration to be paid in the Offer or in the form of Merger Consideration or (3) a postponement or extension of the Outside Date (except pursuant to and in accordance with Section 8.1(b) of the Merger Agreement as in effect on the date hereof), (vi) the enactment or issuance of any final and non-appealable Law or the taking of any other final and non-appealable action by any Governmental Authority of competent jurisdiction enjoining or otherwise prohibiting the transactions contemplated hereby or by the Merger Agreement, and (vii) subject to compliance with the Lock-Up Agreement and Section 2.2 (from and after the date Section 2.2 becomes effective), the date on which the Stockholder ceases to own any Covered Securities and (viii) the termination or withdrawal of the Offer prior to the occurrence of the Acceptance Time. Upon termination of this Agreement, (i) all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, and (ii) the Stockholder shall be permitted to withdraw, and unless otherwise agreed to by the Stockholder shall be deemed to have validly and timely withdrawn, any Covered Securities tendered in the Offer.  Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement.  Nothing in this Article V shall relieve or otherwise limit any party from liability for knowing and willful breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                   Expenses.  Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs, fees and expenses; provided, however, that in no event shall the Stockholder be obligated to pay, or cause to be paid, any costs, fees or expenses in connection with obtaining the Lock-Up Waiver.

Section 6.2                                   Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is personally delivered, (ii) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail (with confirmation) at the facsimile telephone number or electronic mail address specified in this Section 6.2 prior to 5:00 p.m. (Eastern Time) on a Business Day, (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail (with confirmation) at the facsimile telephone number or electronic mail address specified in this Section 6.2 later than 5:00 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date or (iv) when received, if sent by nationally recognized overnight courier service (providing proof of delivery) (and in each such case such notices, requests, claims, demands and other communications hereunder shall also be submitted via electronic mail). The address for such notices and communication shall be as follows:

To Parent or Merger Sub:

c/o Thomson Reuters Corporation
3 Times Square
New York, NY 10036
Attn: Deirdre Stanley
Facsimile: (646) 223-7716
Email: Deirdre.Stanley@thomsonreuters.com

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attn: David Shine; Abigail Bomba; Tiffany Pollard
Facsimile: (212) 859-4000

Email: david.shine@friedfrank.com; abigail.bomba@friedfrank.com;
tiffany.pollard@friedfrank.com

To the Stockholder:

Philip Z. Weisberg
FX Alliance Inc.
909 Third Avenue, 10th Floor
New York, NY 10022

with a copy to (which shall not constitute notice):

Paul M. Ritter

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Facsimile: (212) 715-8000
Email: pritter@kramerlevin.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so personally delivered or received or the date on which receipt is so confirmed. Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.3                                   Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Stockholder, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.4                                   Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Except as expressly set forth in Section 1.1 or Section 2.2, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Parent shall cause Merger Sub, and any permitted assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

Section 6.5                                   No Partnership, Agency, or Joint Venture; No Effect on Fiduciary Relationship.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.  Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and nothing in this Agreement (including the last sentence of Section 3.2) shall restrict or limit the ability of Stockholder or any of its affiliates or any other person who is an officeholder or director of the Company to take any action in his or her capacity as an officeholder or director of the Company, including any action permitted by Section 5.2 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

Section 6.6                                   Entire Agreement; Benefit.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not for the benefit of, and is not intended to grant and does not grant standing or any rights or remedies hereunder to, any person other than the parties.

Section 6.7                                   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. If a court of competent jurisdiction determines that Section 1.1 or Section 2.2 (or any term or provision therein), or any other term or provision of this Agreement, conflicts with or results in a breach of the Lock-Up Agreement and such determination becomes final and non-appealable, then such section, term or provision, as applicable, shall be null and void and have no force or effect.

Section 6.8                                   Governing Law.  This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Stockholder in the negotiation, administration, performance and enforcement hereof and thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

Section 6.9                                   Jurisdiction; Enforcement.  Each of the parties hereto (a) irrevocably consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) (such courts, collectively, the “Delaware Courts”) in the event any dispute, claim or cause of action arises out of or relates to this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (c) agrees that it will not bring any claim or action arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Delaware Court. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 6.2 (Notices). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.10                            WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11                            Remedies.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY

ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN THE DELAWARE COURTS, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY (AND EACH PARTY HERETO HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY).

Section 6.12                            Definitions; Interpretation.  Capitalized terms used but not defined herein are used with the meanings given to them in the Merger Agreement (without giving effect to any amendment or modification thereto). When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article of, section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any reference in this Agreement to any federal, state, local or foreign statute or law means such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or laws. Any reference in this Agreement to any agreement or instrument means such agreement or instrument as in effect on the date hereof, as such agreement may be amended, modified or supplemented (including by waiver or consent) from time to time solely in accordance with the terms of this Agreement. References to a Person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

Section 6.13                            No Agreement Until Executed.  This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

Section 6.14                            No Ownership Interest.  Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Securities.

Section 6.15                            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures will be deemed to bind each party as if they were original signatures.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

THOMCORP HOLDINGS INC.

By:	/s/ Priscilla C. Hughes
	Name:	Priscilla C. Hughes
	Title:	VP & Assistant Secretary

CB TRANSACTION CORP.

By:	/s/ Priscilla C. Hughes
	Name:	Priscilla C. Hughes
	Title:	VP & Secretary

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

/s/ Philip Z. Weisberg
Philip Z. Weisberg

Philip Z. Weisberg 2012 Grantor Retained Annuity Trust

By:	/s/ Philip Z. Weisberg
Name: Philip Z. Weisberg
Title: Sole Trustee

[Signature Page to Tender and Support Agreement]